Exhibit 99.1

FOR IMMEDIATE RELEASE

September 1, 2009

For more information: Michael Eckert, Marketing Manager, Nexxus Lighting, Inc.

Phone: 704 405-0416

######

Nexxus Lighting Announces Changes to Board of Directors

Charlotte, NC - (September 1, 2009) – Nexxus Lighting, Inc. (NASDAQ Capital Market: NEXS) today announced changes to the Company’s Board of Directors. Nexxus welcomes two new board members: Mr. Patrick Doherty, President of Mariner Equity Management, LLC and Mr. William Yager, Executive Vice President of Carter-Waters, LLC.

Mr. Doherty brings over 20 years of combined private equity, investment banking and mergers and acquisitions experience to the Nexxus Lighting board. Mr. Doherty is currently President of Mariner Equity Management, LLC, a private equity and venture capital fund. From 1993 through February 2007, he was employed by A.G. Edwards & Sons, most recently as Managing Director and Group Head of the firm’s Consumer and Industrial Investment Banking Group. Mr. Doherty received his Masters of Business Administration from the University of Chicago and his Bachelor of Science in Business Administration from Georgetown University.

Mr. Yager is currently Executive Vice President and a member of the board of directors of Carter-Waters, LLC, a construction distribution company. From 2006 through 2007, Mr. Yager was an independent financial consultant. From 2000 through 2005, he was Vice President and Chief Financial Officer of Bushnell Performance Optics, with overall responsibility for the financial and international operations of its consumer sporting goods and premium eyewear business. Prior to that, Mr. Yager served as CFO and later President and COO of The Rival Company, a manufacturer of consumer household products. Mr. Yager is a certified public accountant. He received his Masters of Business Administration from Golden Gate University and his Bachelor of Science in Business Administration from the University of Missouri.

The board of directors has named Mr. Yager as Chairman of the Audit Committee and determined that Mr. Yager satisfies the requirements of an “audit committee financial expert” under applicable rules and regulations of the Securities and Exchange Commission governing the composition of Audit Committees.

Messrs. Doherty and Yager were appointed to fill the vacancies created by the retirements of Messrs. Fritz Zeck and Tony Nicolosi from the Nexxus Board, and the Company wishes to thank Mr. Zeck and Mr. Nicolosi for their many years of service.

“Fritz and Tony’s commitment to excellence and dedication to Nexxus, our customers, employees and shareholders have helped this Company become what it is today. On behalf of the team at Nexxus and my fellow directors, I would like to thank both of them for their many years of vision, leadership and service,” stated Mike Bauer, Nexxus Lighting’s President and CEO. “At the same time, we are very excited about our new board members. Each has a proven track record of experience that Nexxus can draw upon as we work to expand our business in the solid state lighting market.”

These changes are part of Nexxus’ orderly succession plan to transition high caliber leadership to its Board and support management as the Company enters its next stage of growth.

Nexxus Lighting is a leader in advanced lighting technology, including solid-state LED and fiber optic lighting systems and controls used in commercial, architectural, signage, swimming pool, entertainment and retail lighting. Nexxus Lighting sells its products through its Commercial Lighting, Lumificient and Nexxus Lighting Pool & Spa divisions under the Array™ Lighting, Savi®, eLum™, LiveLED™, Super Vision® and Lumificient™ brand names.

###

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.